Exhibit 99.1

NeoGenomics Reports 9% Revenue Growth to $116 Million
in the First Quarter

First-Quarter 2021 Results and Highlights:

•Consolidated revenue increased 9% to $116 million
•Clinical Services revenue increased 4% to $96 million
•Pharma Services revenue increased 46% to $19 million
•Completed the acquisition of Trapelo Health in April

Fort Myers, Florida (May 5, 2021) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services, today announced its first-quarter results for the period ended March 31, 2021.
Mark W. Mallon, the Company’s CEO said “I couldn’t be more excited to be joining NeoGenomics at such a pivotal time in the Company’s history. Trends in the business are strong and we are positioned well to take market share as we emerge from the pandemic. Today’s announced acquisition of Inivata along with the completion of the acquisition of Trapelo Health in April are significant milestones on our journey to become the world’s leading cancer testing and information company and we expect both to accelerate NeoGenomics’ long term growth rate.”
First-Quarter Results
Consolidated revenue for the first quarter of 2021 was $116 million, an increase of 9% over the same period in 2020. Clinical Services revenue increased year-over-year by 4% to $96 million. Clinical test volume(1) increased by 4% year-over-year. Average revenue per clinical test (“revenue per test”) decreased by less than 2% to $364. Pharma Services revenue increased by 46% to $19 million compared to the first quarter of 2020, primarily due to an increase in revenue related to clinical trials and informatics.
Consolidated gross profit was $41.6 million, a decrease of 10.3%, compared to the first quarter of 2020. This decrease was a result of the combined effect of lower test volume due to the impact of the COVID-19 pandemic, adverse weather in February 2021, payroll and payroll-related costs, as well as a $5.3 million inventory write-off due to the exit from COVID-19 PCR testing recorded to cost of revenue in the first quarter of 2021. Due to a significant decline in demand for COVID-19 PCR overflow testing during the quarter, the Company made the decision to wind down its COVID-19 PCR testing capabilities. Consolidated gross profit margin was 36.0% when including COVID-19 PCR testing exit costs and 40.6% excluding these charges.
Operating expenses increased by $5 million, or 10%, compared to the first quarter of 2020, primarily related to higher payroll and payroll-related costs due to increases in personnel to support our near and long-term growth, acquisition costs, and a write-off of COVID-19 PCR testing laboratory equipment due to the exit from COVID-19 PCR testing.
Net loss for the quarter was $22 million compared to net loss of $7 million for the first quarter of 2020.
Adjusted EBITDA(2) was $4 million compared to $7 million in the first quarter of 2020. Adjusted Net Loss(2) was $5 million compared to a loss of $2 million in the first quarter of 2020.
During the quarter, the Company completed a concurrent common stock and convertible note offering, which added net proceeds of $523 million to the Company's liquidity. Cash and cash equivalents, including restricted cash, was $623 million and short-term marketable securities were $191 million. Days sales outstanding (“DSO”) was 80 days at the end of the first quarter of 2021.
Subsequent Events

On April 7, 2021, the Company closed on the acquisition of Intervention Insights, Inc. d/b/a Trapelo Health, an Information Technology company focused on precision oncology. The purchase price was $65 million, consisting of $35 million in cash and $30 million in the Company's common stock.
On May 4, 2021, the Company entered into a Share Purchase Agreement to acquire Inivata. Pursuant to the Share Purchase Agreement, the Company will pay Inivata's other shareholders consideration in an aggregate amount of $390 million, adjusted to reflect certain cash and debt items at closing.
On May 4, 2021, the Company entered into a Securities Purchase Agreement with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers, in a private placement (the “Private Placement”), shares of common stock of the Company. The closing of the Private Placement is anticipated to occur in June 2021, subject to the satisfaction of customary closing conditions and the closing of the Company’s acquisition of Inivata. The Company agreed to sell and issue 4.4 million shares of Common Stock at a purchase price of $45.00 per share for aggregate gross proceeds to the Company of approximately $200 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company.
2021 Financial Outlook
The Company also issued 2021 guidance today.

(in millions)	Guidance
Consolidated revenue	$490 - $510
Net loss	$(70) - $(65)
Adjusted EBITDA(2)	$10 - $15

Please refer to the tables reconciling forecasted Adjusted EBITDA, Adjusted Net Loss and Adjusted Diluted EPS to their closest generally accepted accounting principles (“GAAP”) equivalent in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”
The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
____________________

(1) Clinical tests exclude requisitions, tests, revenue and costs for Pharma Services and COVID-19 PCR tests.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Loss, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
Conference Call
The Company has scheduled a webcast and conference call to discuss its quarter results on Wednesday, May 5, 2021 at 8:30 AM EDT. Interested investors should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM EDT on May 19, 2021, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 40601. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the web-cast will be available until 08:30 AM EDT on May 5, 2022.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. For additional information about NeoGenomics, visit http://www.neogenomics.com/.
Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company's ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 25, 2021. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company's practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.
Forward-looking statements represent the Company's estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.
For further information, please contact:
NeoGenomics, Inc.
Doug Brown
Chief Strategy and Corporate Development Officer
T: 239.768.0600 x2539
M: 704.236.2064
doug.brown@neogenomics.com
Charlie Eidson
Manager of Investor Relations and Manager of Strategy and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2021 (Unaudited)	December 31, 2020
ASSETS
Cash and cash equivalents	$611,970	$228,713
Marketable securities, at fair value	190,710	67,546
Accounts receivable, net	102,922	106,843
Inventories	21,382	29,526
Prepaid assets	11,073	11,547
Other current assets	4,675	4,555
Total current assets	942,732	448,730
Property and equipment (net of accumulated depreciation of $98,746 and $92,895 respectively)	94,315	85,873
Operating lease right-of-use assets	50,904	45,786
Intangible assets, net	118,195	120,653
Goodwill	211,083	211,083
Restricted cash	11,119	21,919
Investment in non-consolidated affiliate	29,555	29,555
Loan receivable from non-consolidated affiliate	10,185	—
Prepaid lease asset	21,052	20,229
Other assets	5,273	4,503
Total non-current assets	$551,681	$539,601
TOTAL ASSETS	$1,494,413	$988,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$60,550	$65,375
Current portion of equipment financing obligations	2,089	2,841
Current portion of operating lease liabilities	5,111	4,967
Total current liabilities	67,750	73,183

Convertible senior notes, net	530,378	168,120
Operating lease liabilities	46,437	42,296
Deferred income tax liabilities, net	1,744	5,415
Other long-term liabilities	4,390	5,023
Total long-term liabilities	582,949	220,854
TOTAL LIABILITIES	$650,699	$294,037

TOTAL STOCKHOLDERS’ EQUITY	$843,714	$694,294
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,494,413	$988,331

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
NET REVENUE:
Clinical Services	$96,487	$92,982
Pharma Services	19,046	13,048
Total revenue	115,533	106,030

COST OF REVENUE	73,959	59,661

GROSS PROFIT	41,574	46,369
Operating expenses:
General and administrative	40,476	36,344
Research and development	2,456	2,060
Sales and marketing	13,749	13,258
Total operating expenses	56,681	51,662
LOSS FROM OPERATIONS	(15,107)	(5,293)
Interest expense, net	1,177	819
Other expense (income), net	4,854	(223)
Loss before taxes	(21,138)	(5,889)
Income tax expense	976	1,089
NET LOSS	$(22,114)	$(6,978)

NET LOSS PER SHARE
Basic	$(0.19)	$(0.07)
Diluted	$(0.19)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	116,199	104,484
Diluted	116,199	104,484

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(22,114)	$(6,978)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,680	6,240
Amortization of intangibles	2,458	2,452
Non-cash stock-based compensation	2,653	2,186
Non-cash operating lease expense	1,862	2,021
Unrealized loss on investment in non-consolidated affiliate	5,024	—
Amortization of convertible debt discount and debt issue costs	636	70
Write-off of COVID-19 PCR testing inventory and equipment	6,061	—
Other non-cash items	339	17
Changes in assets and liabilities, net	(1,389)	(12,941)
Net cash provided by (used in) operating activities	2,210	(6,933)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(137,776)	—
Proceeds from sales and maturities of marketable securities	13,919	—
Purchases of property and equipment	(15,831)	(4,708)
Business acquisition	—	(37,000)
Loan receivable from non-consolidated affiliate	(15,000)	—
Net cash used in investing activities	(154,688)	(41,708)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(1,091)	(1,598)
Repayment of term loan	—	(1,250)
Issuance of common stock, net	2,617	3,465
Proceeds from issuance of convertible debt, net of issuance costs	334,410	—
Premiums paid for capped call confirmations	(29,291)	—
Proceeds from equity offering, net of issuance costs	218,290	—
Net cash provided by financing activities	524,935	617
Net change in cash, cash equivalents and restricted cash	372,457	(48,024)
Cash, cash equivalents and restricted cash, beginning of period	250,632	173,016
Cash, cash equivalents and restricted cash, end of period	$623,089	$124,992

Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets:
Cash and cash equivalents	$611,970	$86,254
Restricted cash, non-current	11,119	38,738
Total cash, cash equivalents and restricted cash	$623,089	$124,992

Use of Non-GAAP Financial Measures

The Company’s financial results and financial guidance are provided in accordance with GAAP and include the use of certain non-GAAP financial measures. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net loss from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) CEO transition costs, (vii) write-off of COVID-19 PCR testing inventory and equipment, (viii) and other significant non-recurring or non-operating (income) or expenses, net.

Non-GAAP Adjusted Net Income (Loss)

“Adjusted Net Income (Loss)” is defined by NeoGenomics as net income (loss) from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) write-off of COVID-19 PCR testing inventory and equipment, (v) CEO transition costs, (vi) and other significant non-recurring or non-operating (income) or expenses. If GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, adjusted diluted net income (loss) will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the Adjusted Net Income (Loss) and weighted average diluted common shares outstanding would be anti-dilutive.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as Adjusted Net Income (Loss) divided by adjusted diluted shares outstanding. If GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020
Net loss (GAAP)	$(22,114)	$(6,978)
Adjustments to net loss:
Interest expense, net	1,177	819
Income tax expense	976	1,089
Amortization of intangibles	2,458	2,452
Depreciation	6,680	6,240
EBITDA (non-GAAP)	$(10,823)	$3,622
Further adjustments to EBITDA:
Acquisition and integration related expenses	814	1,296
Write-off of COVID-19 PCR testing inventory and equipment	6,061	—
CEO transition costs	460	—
Non-cash stock-based compensation expense	2,653	2,186
Other significant non-recurring expenses (income), net (3)	5,021	(30)
Adjusted EBITDA (non-GAAP)	$4,186	$7,074

(3) Other significant non-recurring expenses (income), net, includes unrealized loss on investment in non-consolidated affiliate and other non-recurring items.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Net loss (GAAP)	$(22,114)	$(6,978)
Adjustments to net loss, net of tax:
Amortization of intangibles	2,458	1,937
Acquisition and integration related expenses	814	1,024
Write-off of COVID-19 PCR testing inventory and equipment	6,061	—
CEO transition costs	460	—
Non-cash stock-based compensation expense	2,653	1,847
Other significant non-recurring expenses (income), net(3)	5,021	(24)
Adjusted net loss (non-GAAP)	$(4,647)	$(2,194)

Net loss per common share (GAAP)
Diluted EPS	$(0.19)	$(0.07)
Adjustments to diluted loss per share:
Amortization of intangibles	0.02	0.02
Acquisition and integration related expenses	0.01	0.01
Write-off of COVID-19 PCR testing inventory and equipment	0.05	—
CEO transition costs	—	—
Non-cash stock-based compensation expense	0.02	0.02
Other significant non-recurring expenses (3)	0.04	—
Rounding and impact of additional diluted shares included in adjusted diluted shares(4)	0.01	—
Adjusted diluted EPS (non-GAAP)	$(0.04)	$(0.02)

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	116,199	104,484
Dilutive effect of options, restricted stock, and converted shares (5)	—	—
Adjusted diluted shares outstanding (non-GAAP)	116,199	104,484
(3) Other significant non-recurring expenses (income), net, includes unrealized loss on investment in non-consolidated affiliate and other non-recurring items.
(4) This adjustment is for rounding and, in those periods in which GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, also compensates for the effects of additional diluted shares included in Adjusted Diluted Shares Outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(5) In those periods in which GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(In thousands, except per share amounts)

GAAP net loss in 2021 will be impacted by certain charges, including: (i) expense related to the amortization of customer lists and other intangibles, (ii) non-cash stock based compensation, (iii) acquisition and integration related expenses, and (iv) other one-time expenses. These charges have been included in GAAP net loss available to common shareholders and GAAP net loss per share; however, they have been removed from Adjusted Net Loss and Adjusted Diluted Net Loss per Share.

The following table reconciles our 2021 outlook for Net Loss and EPS to the corresponding non-GAAP measures of Adjusted Net Loss, Adjusted EBITDA and Adjusted Diluted EPS:

	For the Year Ended December 31, 2021
	Low Range	High Range
Net loss (GAAP)	$(70,000)	$(65,000)
Amortization of intangibles	11,000	10,000
Non-cash, stock-based compensation	14,000	13,000
Acquisition and integration related expenses	3,000	2,000
Other one-time expenses	10,000	12,000
Adjusted Net Loss (non-GAAP)	$(32,000)	$(28,000)
Interest and taxes	7,000	7,000
Depreciation	35,000	36,000
Adjusted EBITDA (non-GAAP)	$10,000	$15,000

Net loss per diluted common share (GAAP)	$(0.58)	$(0.54)
Adjustments to diluted loss per share:
Amortization of intangibles	0.09	0.08
Non-cash, stock based compensation expenses	0.12	0.11
Acquisition and integration related expenses	0.03	0.02
Other one-time expenses	0.08	0.10
Rounding and impact of additional diluted shares included in adjusted diluted shares(6)	(0.01)	—
Adjusted Diluted EPS (non-GAAP)	$(0.27)	$(0.23)

Weighted average assumed shares outstanding in 2021:
Diluted Common Shares (GAAP)	120,000	120,000
Options, restricted stock, and converted shares not included in diluted shares(7)	—	—
Adjusted diluted shares outstanding (non-GAAP)	120,000	120,000

(6) This adjustment is for rounding and, in those periods in which GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, also compensates for the effects of additional diluted shares included in Adjusted Diluted Shares Outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(7) In those periods in which GAAP net income (loss) is negative and Adjusted Net Income (Loss) is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

Supplemental Information
Segment Revenue, Cost of Revenue and Gross Profit
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2021	2020	% Change
Clinical Services:
Revenue	$96,487	$92,982	3.8%
Cost of revenue(8)	61,565	48,923	25.8%
Gross profit	$34,922	$44,059	(20.7)%
Gross profit margin	36.2%	47.4%

Pharma Services:
Revenue	$19,046	$13,048	46.0%
Cost of revenue	12,394	10,738	15.4%
Gross profit	$6,652	$2,310	188.0%
Gross profit margin	34.9%	17.7%

(8) Clinical cost of revenue includes write-offs of $5.3 million for COVID-19 PCR testing inventory.

Supplemental Information
Clinical(9) Requisitions Received, Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	Three Months Ended March 31,
	2021	2020	% Change
Clinical(9):
Requisitions (cases) received	151,145	144,319	4.7%
Number of tests performed	260,941	250,376	4.2%
Average number of tests/requisitions	1.73	1.73	—%

Average revenue/requisition	$628	$644	(2.5)%
Average revenue/test	$364	$371	(1.9)%

Average cost/requisition	$355	$339	4.7%
Average cost/test	$206	$195	5.6%

(9) Clinical tests exclude requisitions, tests, revenue and costs of revenue for Pharma Services and COVID-19 PCR tests.